UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  June 14, 2011

KeyOn Communications Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33842	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7548 West Sahara Avenue #102 Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 14, 2011, KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with an institutional investor (the “Buyer”) pursuant to which the Company issued the Buyer a secured convertible note for the principal sum of $2,600,000 (the “Note”) on June 14, 2011, which Note is convertible into shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred Stock”) pursuant to the terms summarized below. In connection with the transactions contemplated by the Note Purchase Agreement, the Company also entered into a Security Agreement (the “Security Agreement”) and various ancillary certificates, disclosure schedule and exhibits in support thereof, each dated June 14, 2011.

The following is a brief summary of each of those agreements.

Note Purchase Agreement

The Note Purchase Agreement contains representations and warranties of the Company and the Buyer that are typical for transactions of this type. The representations and warranties made by the Company in the Note Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Buyer. Accordingly, the representations and warranties contained in the Note Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

The Note Purchase Agreement also contains covenants on the part of the Company and the Buyer that are typical for transactions of this type, as well as an obligation by the Buyer to locate certain voice over IP network equipment in a data hosting center owned and/or controlled by the Buyer.

The Note Purchase Agreement also obligates the Company and the Buyer to indemnify the other for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company or the Buyer, as the case may be, (2) any breach of any obligation of the Company or the Buyer, as the case may be, and (3) certain third party claims.

Secured Convertible Note

Repayment

The Note has a principal amount of $2,600,000 matures on June 14, 2012 (the “Maturity Date”), which date may be accelerated at the option of the Buyer upon an event of default. The Note generally bears interest at the rate of 12% per annum, which rate shall be increased to 14% upon the occurrence of an event of default.  During the term, interest under the Note shall accrue on the outstanding principal amount until the principal is either paid or converted in accordance with the terms of the Note.  Interest on the Note will accrue on the basis of actual calendar days elapsed, commencing as of June 14, 2011.

Conversion at the option of the Buyer.

At any time prior to the Maturity Date, the Buyer may, in its sole discretion and upon 5 business days’ prior written notice to the Company, convert all or a portion of the indebtedness of the Company outstanding on such date under this Note into that number of shares of Series A Preferred Stock which is equal to the quotient obtained by dividing (a) the sum of (i) the outstanding principal amount of this Note elected by the Lender to be so converted and (ii) any accrued but unpaid interest thereon elected by the Lender to be so converted by (b) $0.75 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof).  Any accrued but unpaid interest not converted into shares of Series A Preferred Stock as provided in the preceding sentence shall be paid in cash on such date.

 Conversion or Repayment Upon Maturity.

Unless sooner paid or converted in accordance with the terms hereof, the entire unpaid principal amount and all unpaid accrued interest shall, at the option of the Buyer, either (a) become immediately due and payable on such date, or (b) convert on such date into that number of shares of Series A Preferred Stock that is equal to the quotient obtained by dividing (a) the sum of (i) the outstanding principal amount of this Note elected by the Lender to be so converted and (ii) any accrued but unpaid interest thereon elected by the Lender to be so converted by (b) $0.75 (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof)..

Covenants

The Note contains a variety of covenants on the part of the Company that are typical for transactions of this type, as well as the following covenants:

•	The Company may not issue, designate or authorize the issuance of any shares of Series A Preferred Stock, other than in connection with the conversion by the Buyer of the Note.

•	The Company shall not, and shall not permit any of its direct or indirect subsidiaries to, incur any debt other than certain permitted debt.

•	The Company shall not, and shall not permit any of its direct or indirect subsidiaries to, create or suffer to exist any lien on any assets of such person, except certain permitted liens.

•
The Company shall use a portion of the proceeds of the Note for general operations and future network construction, including a government stimulus award under the Broadband Initiatives Program of the American Recovery and Reinvestment Act of 2009 and up to $500,000 to use towards an acquisition.

Events of Default

The Note contains a variety of events of default that are typical for transactions of this type, as well as the following events:

•
Any representation, warranty or certification made by the Company in the Note, the Note Purchase Agreement, the Security Agreement or in any certificate, report, document, agreement or instrument delivered in connection therewith shall prove to have been false or incorrect in any material respect on the date or dates as of which made.

•	Any debt of the Company in excess of $100,000 shall not be paid at its stated maturity or shall be duly declared to be or shall become due and payable prior to the stated maturity thereof.

•
The occurrence or existence of any event or condition that, in the Buyer’s reasonable and good faith judgment, has had or would have or result in a Material Adverse Effect (as defined in the Note Purchase Agreement).

•	The Buyer shall cease to have a perfected lien (subject to certain permitted liens) in any of the designated collateral.

Security Agreement

Pursuant to the Security Agreement between the Buyer and the Company, the Company’s obligations under the Note are secured by a perfected security interest in all of the assets and properties of the Company, including the stock of its subsidiary.  Debtor shall use commercially reasonable efforts to permit Buyer to maintain a security interest in the assets acquired pursuant to the Broadband Initiatives Program of the American Recovery and Reinvestment Act.

The Note Purchase Agreement, the Note, and the Security Agreement are attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including, without limitation, the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is set forth above under Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 14, 2010, the Company issued the Note described in Item 1.01 of this Current Report on Form 8-K in exchange for aggregate gross proceeds of $2,600,000. The details of this transaction are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.

The Note was issued to an institutional accredited investor in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYON COMMUNICATIONS HOLDINGS, INC.

Dated: June 20, 2011	By:	/s/ Jonathan Snyder
		Name:	Jonathan Snyder
		Title:	Chief Executive Officer